EXHIBIT 21

BRISTOW GROUP INC.

Subsidiaries of the Registrant as of March 31, 2011

Company	Place of Incorporation	Percentage of Stock Owned
ALN, Inc.	Delaware	100%
Atyrau-Bristow Airways Services	Kazakhstan	49	%*
Aviashelf Aviation Co.	Russia	48.5	%*
BL Scotia LP	Scotland	100%
BL Holdings B.V.	Netherlands	100%
Bristow Alaska, Inc.	Alaska	100%
Brilog Leasing Limited	Cayman Islands	100	%**
Bristow Academy Inc.	California	100%
Bristow Academy (UK) Ltd.	England	100	%*
Bristow Aviation Holdings Limited	England	49%
Bristow Caribbean Ltd.	Trinidad/Tobago	100	%*
Bristow Cayman Ltd.	Cayman Islands	100	%**
Bristow Helicopter Group Limited	England	100	%**
Bristow Helicopters (Australia Pty.) Ltd	Australia	100	%*
Bristow Helicopters BV	Netherlands	100	%*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters International Limited	England	100	%*
Bristow Helicopters Leasing Limited	England	60	%*
Bristow Helicopters Limited	England	100	%*
Bristow Helicopters (Nigeria) Limited	Nigeria	40	%*
Bristow International Panama, Inc.	Panama	100%
Bristow Management Services Pty Limited	Australia	100	%*
Bristow Norway AS	Norway	100	%*
Bristow Panama Inc.	Panama	100%
Bristow Southeast Asia Limited	England	100	%*
Bristow Staff Pension Scheme Trustees Limited	England	100	%*
Bristow Technical Services, Ltd.	England	100	%*
Bristow (U.K.) LLP	England	100%
Bristow US L.L.C.	Louisiana	100%
Bristow Worldwide LP	England	*	**
British International Aviation (Guernsey) Limited	Guernsey	100	%*
Caledonian Helicopters Ltd.	England	100	%*
FB Heliservices Limited	England	50	%*
FB Leasing Limited	England	50	%*
FBS Limited	England	50	%*
Heliservicio Campeche S.A. de C.V.	Mexico	24%
Helideck Certification Agency Limited	Scotland	50	%*
Kingsmill Insurance Company Limited	Guernsey	100	%*
Lider Taxi Aereo S.A.	Brazil	42.5%
Pan African Airlines Nigeria Ltd.	Nigeria	50%
Petroleum Air Services	Egypt	25%
Rotorwing Leasing Resources, LLC	Louisiana	99%
Sakhalin Bristow Air Services Limited	England	60	%*
Severn Aviation Ltd.	England	100	%*
Turkmenistan Helicopters Limited	Turkmenistan	51	%*
United Helicopters Limited	England	100	%*

*	Percentage owned by Bristow Helicopter Group Limited (BHGL) or its subsidiaries
**	Percentage owned by Bristow Worldwide LP
***

Bristow Worldwide LP is a partnership between Bristow (UK) LLP and Bristow Aviations Holding Limited. Under the Partnership Agreement 95.88% of the profits and losses of Brilog Leasing Limited and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Ltd. and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Limited and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Ltd. and its subsidiaries are allocated to Bristow Aviation Holdings Limited.